UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No
001-33072	Leidos Holdings, Inc.	Delaware	20-3562868
11951 Freedom Drive, Reston, Virginia 20190
(571) 526-6000

000-12771	Leidos, Inc.	Delaware	95-3630868
11951 Freedom Drive, Reston, Virginia 20190
(571) 526-6000

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 23, 2015, Mark W. Sopp determined that he will retire as Chief Financial Officer of Leidos with an anticipated effective date of April 10, 2015. The company and Mr. Sopp may mutually agree upon a different retirement date as circumstances warrant to provide for an orderly transition.

(e) On January 23, 2015, we entered into a Transition Agreement with Mr. Sopp setting forth the terms and conditions of his departure from the company. Pursuant to the Transition Agreement, we agreed to pay Mr. Sopp an aggregate amount of approximately $1.7 million, less applicable tax withholdings. In addition, Mr. Sopp will be eligible to receive an annual cash incentive bonus for the current fiscal year ending January 30, 2015 and for the next fiscal year beginning January 31, 2015, in each case only to the extent earned based upon achievement of the performance goals established by the Human Resources and Compensation Committee for the applicable fiscal year and, with respect to next fiscal year, pro-rated based on the number of days that Mr. Sopp is employed by us during the fiscal year. Mr. Sopp will also be eligible to receive a portion of the shares that would otherwise be issuable to him pursuant to the performance share award previously granted to him in April 2014, with the number of shares to be based upon the achievement of the applicable performance goals and prorated based on the number of days that he is employed by us during the three-year performance period covered by the award. In addition, the Transition Agreement provides that Mr. Sopp will be available to consult with us for up to two years after his employment ends, for which we will pay him an hourly fee for his consulting services, when utilized.

In consideration, Mr. Sopp agreed to certain restrictions on competitive activities and agreed to customary provisions relating to non-disparagement, cooperation and the release of certain claims.

The Transition Agreement does not affect Mr. Sopp’s eligibility under our standard plans and policies to receive a payout of his accrued and unused comprehensive leave, a distribution of prior earned compensation previously deferred under our deferred compensation plans, and the ability to exercise stock options, to the extent vested as of his departure date, for a period of 90 days post-employment.

A copy of the Transition Agreement is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Transition Agreement, dated January 23, 2015, between Leidos Holdings, Inc. and Mark W. Sopp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	LEIDOS HOLDINGS, INC.

Date: January 28, 2015	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

(Registrant)	LEIDOS, INC.

Date: January 28, 2015	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

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